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Cimpress N.V. Hudsonweg 8 5928 LW Venlo The Netherlands	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com Date 1 June 2016
Cimpress N.V. – Registration Statement on Form S-8
Ladies and Gentlemen,

(1)
We have acted as counsel with respect to matters of Netherlands law to Cimpress N.V. (the "Company") in connection with the filing by the Company under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with the United States Securities and Exchange Commission. The Registration Statement relates to the registration of up to 8,000,000 ordinary shares in the capital of the Company, each with a nominal value of EUR 0.01 (the "Shares", and each a "Share") that may be issued under the 2016 Performance Equity Plan (the "Plan").

This opinion is furnished to the Company in order to be filed as Exhibit 5.1 to the Registration Statement.

(2)	For the purpose of this opinion, we have examined and relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the Registration Statement;

(b)	the Plan;

(c)
the deed of incorporation of the Company dated 5 June 2009 and its articles of association (statuten) as amended on 14 January 2015 (the "Articles"), which according to the Extract referred to below are the articles of association of the Company as currently in force;

(d)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the "Extract");

(e)
an extract of the minutes of the annual general meeting of shareholders of the Company held on 17 November 2016, reflecting resolutions, to, inter alia, authorize the managing board of the Company (the ''Management Board'') acting with the approval of the supervisory board of the Company (the "Supervisory Board") to limit or exclude any pre-emptive rights with respect to ordinary shares and rights to subscribe for ordinary shares that the Management Board may issue or grant pursuant to any authorization of the general meeting of the Company (the "Designation to limit or exclude pre-emptive rights");

(f)
an extract of the minutes of the extraordinary general meeting of shareholders of the Company held on 27 May 2016, reflecting resolutions (i) approving the Plan and (ii) authorizing the Management Board acting with the approval of the Supervisory Board to

The practice is conducted by Stibbe N.V. (registered with the Trade Register of the Chamber of Commerce under number 34198700). The general conditions of Stibbe N.V. are applicable and include a clause on limitation of liability. The general conditions have been deposited with the Amsterdam District Court and are available on request and free of charge. They can also be found at www.stibbe.com.
ST\ASD\17693577.4

issue Shares and grant subscription rights for Shares under the Plan (the ''Designation to issue Shares'');

(g)	a written resolution of the Management Board adopted on 17 April 2016, adopting, inter alia, the Plan, subject to approval of the general meeting of shareholders;

(h)	a written resolution of the Management Board adopted on 24 May 2016, adopting, inter alia, certain changes to the Plan, subject to approval of the general meeting of shareholders;

(i)
a written resolution of the Supervisory Board adopted on 15 April 2016, approving, inter alia, the adoption of the Plan by the Management Board, subject to approval of the general meeting of shareholders;

(j)
an extract of the minutes of the meeting of the Supervisory Board held on 19 May 2016, approving, inter alia, certain changes to the Plan, subject to approval of the general meeting of shareholders; and

(k)	a Company certificate dated the date hereof.
The resolutions listed in paragraphs (2)(e) – (j) (inclusive) are hereinafter collectively also referred to as the "Resolutions" and the resolution referred to in paragraph (2)(f) above is hereinafter also referred to as the "Shareholders Resolution". The Designation to limit or exclude pre-emptive rights and the Designation to issue Shares is hereinafter collectively referred to as the "Designation".

(3)	In rendering this opinion we have assumed:

(a)
the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at their date, and have through the date hereof remained, accurate and in full force and effect without modification;

(b)
that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the files kept by the Trade Register with respect to the Company;

(c)
that any Shares will be issued, offered, delivered, duly accepted by the subscribers pursuant to the exercise of the right of the subscriber, to persons legally entitled to acquire Shares, (a) as contemplated and in accordance with the Plan and the Registration Statement, (b) in accordance with any applicable law (including, without limitation, the laws of The Netherlands), (c) in accordance with the Articles as in force at the date of issuance of such Shares and (d) with such terms so as not to violate any applicable law (including, for the avoidance of doubt, any law applicable at the time of such issue, offer, delivery and acceptance) and upon issue of each Share at least a consideration will be charged from the distributable reserves of the Company, with a value equal to the nominal amount thereof and any premium agreed upon (bedongen agio);

(d)	that each time a Share is issued, the authorised share capital (maatschappelijk kapitaal) of the Company is such that such Share can be validly issued;

(e)	that the Resolutions have not been annulled, revoked or rescinded and are in full force and effect as at the date hereof; and

    (2)

(f)
that any issuance of Shares will not require the Company to publish a prospectus or equivalent document under the provisions of chapter 5.1 of the Financial Supervision Act (Wet op het financieel toezicht), as amended.

(4)
We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative rulings, in each case published in printed form as at the date of this opinion. We do not express any opinion with respect to any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect. We express no opinion about matters of taxation.

(5)
Based upon and subject to the foregoing and to the further limitations and exceptions set forth herein, and subject to the absence of duress (bedreiging), fraud (bedrog), abuse of circumstances (misbruik van omstandigheden) or error (dwaling) in connection with the issue of any Share, we are as at the date hereof of the following opinion:

the Shares, when issued pursuant to and in accordance with the terms of the Plan and the Shareholders Resolution, will be validly issued, fully paid and non-assessable.

(6)
The term “non-assessable” as used in this opinion means that a holder of a Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Share.

(7)
In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

(8)	As to matters of fact, we have relied upon oral and written representations and certificates or comparable documents of the Board and/or responsible officers and representatives of the Company.

(9)	This opinion and any issues arising under this opinion will be governed by the laws of the Netherlands.

(10)	This opinion may only be relied upon in connection with the transactions to which the Registration Statement relates.

(11)
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters'' in the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Yours faithfully,
Stibbe N.V.
/s/ Manon Cremers        /s/Fons Leijten
Manon Cremers                                Fons Leijten

    (3)